Exhibit 99.1

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart and Samantha Verdile

Sard Verbinnen & Co.

415-618-8750

DineEquity, Inc. Reports Third Quarter Results

Completes Applebee’s Refranchising Initiative

Significantly Reduces Total Debt by $167 Million

GLENDALE, Calif., October 30, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced financial results for the third quarter of 2012.

“We are pleased with our results for the third quarter, which was highlighted by the great progress we made against our long-term strategic goals.  Earlier this month, we achieved a significant milestone with the completion of our transition to a fully-franchised restaurant system.  Our more efficient business model continued to generate strong free cash flow, enabling further debt reduction as we optimize our G&A structure to create additional value for our stockholders,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “Our strategy at Applebee’s yielded solid performance in the third quarter, where our revitalization initiatives continue to fuel momentum.  We continued the hard work already underway at IHOP to restore same-restaurant sales growth. Most importantly, we have strong alignment with our IHOP franchisees to execute on our plan for improvement.”

Third Quarter 2012 Financial Highlights

•                  Total debt was reduced by $167.2 million in the third quarter of 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $106.1 million and financing and capital lease obligations by $61.1 million.

•                  Adjusted net income available to common stockholders was $18.9 million, representing adjusted earnings per diluted share of $1.03 for the third quarter of 2012. This compares to $19.1 million, or adjusted earnings per diluted share of $1.04, for the same quarter in 2011. The decrease in adjusted earnings was due to, as expected, lower segment profit caused by the execution of our strategy to refranchise Applebee’s company-operated restaurants. This item was partially offset by lower cash interest expense. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $58.7 million, or earnings per diluted share of $3.14 for the third quarter of 2012, compared to $15.5 million, or earnings per diluted share of $0.85, for the same quarter in 2011.  The increase was primarily due to a higher gain on the refranchise and sale of Applebee’s company-operated restaurants and lower interest expense. These items were partially offset by higher income taxes, an increase in general and administrative expenses, and, as expected, lower segment profit due to the refranchise and sale of Applebee’s company-operated restaurants.

•                  Consolidated general and administrative expenses were $48.7 million for the third quarter of 2012 compared to $38.7 million in the third quarter of 2011.  The increase was primarily due to a $9 million non-recurring litigation settlement and net severance charges associated with the Company’s previously announced restructuring initiative to lower general and administrative expenses by approximately $10 million to $12 million on an annualized basis.  These items were partially offset by the savings in employee compensation associated with the workforce reduction.

•                  Applebee’s company-operated restaurant operating margin was 15.5% for the third quarter of 2012 compared to 14.2% for the same quarter in 2011, an increase of 130 basis points.  The increase was primarily due to cessation of depreciation on restaurants held for sale, the refranchising of lower margin company-operated restaurants, and lower advertising expense.  These items were partially offset by higher labor expense and commodity inflation.

First Nine Months of 2012 Highlights

•                  Total debt was reduced by $255.5 million in the first nine months of 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $175.2 million, Senior Notes by $3.6 million, and financing and capital lease obligations by $76.7 million.

•                  Adjusted net income available to common stockholders was $62.6 million in the first nine months of 2012, representing adjusted earnings per diluted share of $3.44. This compares to $61.7 million, or adjusted earnings per diluted share of $3.37, for the same period in 2011.  The increase in adjusted earnings was due to lower cash interest expense, partially offset by, as expected, lower segment profit due to the refranchise and sale of Applebee’s company-operated restaurants and lower income taxes. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $104.3 million in the first nine months of 2012, or earnings per diluted share of $5.66, compared to $43.4 million, or earnings per diluted share of $2.38 for the same period in 2011.  The increase was primarily due to a higher gain on the refranchise and sale of Applebee’s company-operated restaurants, lower impairment and closure charges, and lower interest expense.  These items were partially offset by higher income tax expense, an increase in general and administrative expenses, and, as expected, lower segment profit due to refranchising.

•                  EBITDA was $226.3 million for the first nine months of 2012. (See “Non-GAAP Financial Measures” below.)

•                  For the first nine months of 2012, cash flows from operating activities were $68.1 million, capital expenditures were $13.5 million, and free cash flow was $64.9 million.  (See “Non-GAAP Financial Measures” below.)

•                  Applebee’s company-operated restaurant operating margin was 16.8% for the first nine months of 2012 compared to 14.4% for the same period in 2011.  The increase of 240 basis points was primarily due to lower depreciation expense, improved control of waste, and the refranchising of lower margin company-operated restaurants.  These items were partially offset by commodity inflation, new menu related expense, and higher labor expense.

Refranchise and Sale of Applebee’s Company-Operated Restaurants

During the third quarter of 2012, DineEquity completed the sale of 33 and 65 Applebee’s company-operated restaurants to American Franchise Capital, LLC and TSFR Apple Venture, respectively.  After-tax net proceeds of approximately $87 million were used to retire debt.

On October 3, 2012, DineEquity completed the sale of 39 Applebee’s company-operated restaurants located in Virginia to Potomac Family Dining Group, LLC.  After-tax net proceeds of approximately $24 million were used to further reduce debt.

DineEquity has now completed its Applebee’s refranchising program and transitioned to a 99% franchised restaurant system and is now considered to be fully franchised.  As a result, DineEquity’s business model is less capital intensive with higher operating margins and the Company expects to have cash flow with substantially reduced volatility over time.  The Company currently retains 23 Applebee’s company-operated restaurants in the Kansas City area for test market purposes.

Same-Restaurant Sales Performance

Third Quarter 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 2.0% for the third quarter of 2012 compared to the third quarter of 2011.  The increase in same-restaurant sales reflected a higher average guest check, partially offset by a decline in traffic compared to the third quarter of 2011.

•                  IHOP’s domestic system-wide same restaurant sales decreased 2.0% for the third quarter of 2012 compared to the third quarter of 2011.  The decline in same-restaurant sales reflected a decline in traffic, partially offset by a slightly higher average guest check compared to the third quarter of 2011.

First Nine Months of 2012

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.3% in the first nine months of 2012 compared to the same period in 2011.  The increase in same-restaurant sales was mainly driven by a higher average guest check, partially offset by a decline in traffic compared to the first nine months of 2011.

•                  IHOP’s domestic system-wide same-restaurant sales declined 1.3% in the first nine months of 2012 compared to the same period in 2011.  The decline in same-restaurant sales reflected a decline in traffic, partially offset by a higher average guest check compared to the first nine months of 2011.

Investor Conference Call Today

The Company will host an investor conference call today (Tuesday, October 30, 2012, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time) to discuss its third quarter results.  To participate on the call, please dial (888) 679-8038 and reference pass code 80617185.  International callers, please dial (617) 213-4850 and reference pass code 80617185. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PXPLWDFMU

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on November 6, 2012 by dialing (888) 286-8010 and referencing pass code 77612832.  International callers, please dial (617) 801-6888 and reference pass code 77612832.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any one-time litigation settlement charges, any general and administrative restructuring costs, net of savings, any gain or loss related to the disposition of assets, and any state income tax impact of deferred taxes due to refranchising incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period is defined as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Segment Revenues:
Franchise revenues	$102,674	$97,679	$313,542	$300,782
Company restaurant sales	79,572	131,618	274,259	420,955
Rental revenues	30,920	31,163	92,096	95,003
Financing revenues	3,152	4,021	11,394	16,279
Total segment revenues	216,318	264,481	691,291	833,019
Segment Expenses:
Franchise expenses	27,148	25,006	81,126	78,656
Company restaurant expenses	68,541	113,976	232,298	363,021
Rental expenses	24,237	24,521	73,075	73,734
Financing expenses	15	425	1,586	6,001
Total segment expenses	119,941	163,928	388,085	521,412
Gross segment profit	96,377	100,553	303,206	311,607
General and administrative expenses	48,737	38,733	125,608	115,152
Interest expense	28,896	32,170	88,767	101,343
Impairment and closure charges	420	193	1,264	26,947
Amortization of intangible assets	3,072	3,075	9,222	9,225
Loss (gain) on disposition of assets	(73,650)	1,176	(89,642)	(21,287)
Loss on extinguishment of debt	2,306	—	4,917	7,885
Debt modification costs	—	(21)	—	4,103
Income before income taxes	86,596	25,227	163,070	68,239
Provision for income taxes	(26,023)	(8,702)	(54,215)	(21,667)
Net income	$60,573	$16,525	$108,855	$46,572

Net income available to common stockholders:
Net income	$60,573	$16,525	$108,855	$46,572
Less: Accretion of Series B Convertible Preferred Stock	(688)	(647)	(2,033)	(1,915)
Less: Net income allocated to unvested participating restricted stock	(1,187)	(359)	(2,477)	(1,212)
Net income available to common stockholders	$58,698	$15,519	$104,345	$43,445
Net income available to common stockholders per share:
Basic	$3.26	$0.86	$5.84	$2.43
Diluted	$3.14	$0.85	$5.66	$2.38
Weighted average shares outstanding:
Basic	18,006	17,968	17,859	17,912
Diluted	18,924	18,243	18,801	18,268

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,838	$60,691
Receivables, net	75,532	115,667
Prepaid income taxes	312	13,922
Prepaid gift cards	39,879	45,412
Deferred income taxes	23,659	20,579
Assets held for sale	16,372	9,363
Other current assets	15,311	11,313
Total current assets	242,903	276,947
Long-term receivables	214,772	226,526
Property and equipment, net	345,603	474,154
Goodwill	697,470	697,470
Other intangible assets, net	809,217	822,361
Other assets, net	111,792	116,836
Total assets	$2,421,757	$2,614,294
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,420	$7,420
Accounts payable	31,959	29,013
Accrued employee compensation and benefits	19,701	26,191
Gift card liability	84,115	146,955
Accrued interest payable	31,452	12,537
Current maturities of capital lease and financing obligations	12,848	13,480
Other accrued expenses	25,398	22,048
Total current liabilities	212,893	257,644
Long-term debt, less current maturities	1,232,707	1,411,448
Financing obligations, less current maturities	93,774	162,658
Capital lease obligations, less current maturities	127,198	134,407
Deferred income taxes	366,529	383,810
Other liabilities	105,551	109,107
Total liabilities	2,138,652	2,459,074
Commitments and contingencies
Stockholders’ equity:
Series B Convertible Preferred Stock, at accreted value, shares:10,000,000 authorized; 35,000 issued; September 30, 2012 and December 31, 2011 - 34,900 outstanding	46,541	44,508
Common stock, $0.01 par value, shares: 40,000,000 authorized; September 30, 2012 - 24,694,241 issued, 18,418,903 outstanding; December 31, 2011 - 24,658,985 issued,18,060,206 outstanding	247	247
Additional paid-in-capital	214,440	205,663
Retained earnings	303,691	196,869
Accumulated other comprehensive loss	(150)	(294)
Treasury stock, at cost; shares: September 30, 2012 - 6,275,338; December 31, 2011 - 6,598,779	(281,664)	(291,773)
Total stockholders’ equity	283,105	155,220
Total liabilities and stockholders’ equity	$2,421,757	$2,614,294

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$108,855	$46,572
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	30,756	38,599
Non-cash interest expense	4,547	4,582
Loss on extinguishment of debt	4,917	7,885
Impairment and closure charges	991	26,729
Deferred income taxes	(20,361)	1,866
Non-cash stock-based compensation expense	8,799	6,913
Tax benefit from stock-based compensation	6,334	6,085
Excess tax benefit from stock options exercised	(4,757)	(5,713)
Gain on disposition of assets	(89,642)	(21,287)
Other	(1,768)	(217)
Changes in operating assets and liabilities:
Receivables	41,422	25,360
Prepaid expenses	7,414	1,247
Current income tax receivables and payables	12,512	21,519
Accounts payable	2,080	(3,992)
Accrued employee compensation and benefits	(6,490)	(9,099)
Gift card liability	(62,841)	(56,906)
Other accrued expenses	25,298	4,928
Cash flows provided by operating activities	68,066	95,071
Cash flows from investing activities:
Additions to property and equipment	(13,477)	(20,829)
Proceeds from sale of property and equipment and assets held for sale	137,449	60,188
Principal receipts from notes, equipment contracts and other long-term receivables	10,276	9,922
Other	964	(558)
Cash flows provided by investing activities	135,212	48,723
Cash flows from financing activities:
Borrowings under revolving credit facilities	50,000	25,000
Repayments under revolving credit facilities	(50,000)	(25,000)
Repayment of long-term debt (including premiums)	(184,237)	(153,437)
Principal payments on capital lease and financing obligations	(8,246)	(10,296)
Payment of debt modification and issuance costs	—	(12,307)
Purchase of DineEquity common stock	—	(21,170)
Repurchase of restricted stock	(1,690)	(4,802)
Proceeds from stock options exercised	5,443	6,326
Excess tax benefit from share-based compensation	4,757	5,713
Change in restricted cash	(8,158)	(1,590)
Other	—	(600)
Cash flows used in financing activities	(192,131)	(192,163)
Net change in cash and cash equivalents	11,147	(48,369)
Cash and cash equivalents at beginning of period	60,691	102,309
Cash and cash equivalents at end of period	$71,838	$53,940

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; a one-time litigation settlement;  general and administrative (“G&A”) restructuring costs, net of savings; gain/loss on disposition of assets; and the state income tax impact of deferred taxes due to refranchising, all items net of taxes (as appropriate), and related per share data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income available to common stockholders, as reported	$58,698	$15,519	$104,345	$43,445
Impairment and closure charges	420	189	1,264	26,729
Loss on extinguishment of debt	2,306	—	4,917	7,885
Amortization of intangible assets	3,072	3,075	9,222	9,225
Noncash interest expense	1,502	1,594	4,547	4,582
Debt modification costs	—	(21)	—	4,103
Litigation settlement	9,047	—	9,047	—
G&A restructuring costs, net of savings	1,269	—	1,269	—
(Gain)/loss on disposition of assets	(73,650)	1,176	(89,642)	(21,287)
Income tax provision (benefit)	21,652	(2,393)	22,943	(12,432)
State income tax impact on deferred taxes due to refranchising	(6,258)	—	(6,258)	—
Net income allocated to unvested participating restricted stock	806	(82)	990	(511)
Net income available to common stockholders, as adjusted	$18,864	$19,057	$62,644	$61,739

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$3.14	$0.85	$5.66	$2.38
Impairment and closure charges	0.01	0.01	0.04	0.85
Loss on extinguishment of debt	0.07	—	0.16	0.25
Amortization of intangible assets	0.10	0.10	0.30	0.29
Noncash interest expense	0.05	0.05	0.15	0.14
Repricing expenses	—	0.00	—	0.13
Litigation settlement	0.29	—	0.30	—
G&A restructuring costs, net of savings	0.04	—	0.04	—
(Gain)/loss on disposition of assets	(2.39)	0.04	(2.93)	(0.68)
State income tax impact on deferred taxes due to refranchising	(0.33)	—	(0.33)	—
Net income allocated to unvested participating restricted stock	0.04	0.00	0.05	(0.03)
Change due increase in net income	0.01	(0.01)	0.00	0.04
Diluted net income available to common stockholders per share, as adjusted	$1.03	$1.04	$3.44	$3.37

Numerator for basic EPS-income available to common stockholders, as adjusted	$18,864	$19,057	$62,644	$61,739
Effect of unvested participating restricted stock using the two-class method	18	21	73	87
Effect of dilutive securities:
Convertible Series B preferred stock	688	647	2,033	1,915
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$19,570	$19,725	$64,750	$63,741

Denominator for basic EPS-weighted-average shares	18,006	17,968	17,859	17,912
Effect of dilutive securities:
Stock options	246	275	270	356
Convertible Series B preferred stock	672	634	672	634
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,924	18,877	18,801	18,902

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Nine Months Ended	Twelve Months Ended
	September 30, 2012
U.S. GAAP income before income taxes	$163,070	$199,829
Interest charges	101,974	137,849
Loss on extinguishment of debt	4,917	8,191
Depreciation and amortization	30,756	42,377
Non-cash stock-based compensation	8,799	11,379
Impairment and closure charges	1,264	4,182
Other	5,158	5,394
Gain on sale of assets	(89,642)	(111,609)
EBITDA	$226,296	$297,592

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Nine Months Ended September 30,
	2012	2011
Cash flows provided by operating activities	$68,066	$95,071
Principal receipts from notes, equipment contracts and other long-term receivables	10,276	9,922
Additions to property and equipment	(13,477)	(20,829)
Free cash flow	$64,865	$84,164

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended September 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$43,771	$58,903	$79,572	$30,920	$3,152	$216,318
Expense	1,129	26,019	68,541	24,237	15	119,941
Gross segment profit	42,642	32,884	11,031	6,683	3,137	96,377
Plus:
Depreciation/amortization	2,478	—	1,645	3,362	—	7,485
Interest charges	—	—	93	4,189	—	4,282
Segment EBITDA	$45,120	$32,884	$12,769	$14,234	$3,137	$108,144

	Three Months Ended September 30, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$40,128	$57,551	$131,618	$31,163	$4,021	$264,481
Expense	603	24,403	113,976	24,521	425	163,928
Gross segment profit	39,525	33,148	17,642	6,642	3,596	100,553
Plus:
Depreciation/amortization	2,324	—	3,983	3,491	—	9,798
Interest charges	—	—	118	4,432	—	4,550
Segment EBITDA	$41,849	$33,148	$21,743	$14,565	$3,596	$114,901

	Nine Months Ended September 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$137,540	$176,002	$274,259	$92,096	$11,394	$691,291
Expense	3,075	78,051	232,298	73,075	1,586	388,085
Gross segment profit	134,465	97,951	41,961	19,021	9,808	303,206
Plus:
Depreciation/amortization	7,416	—	6,354	10,271	—	24,041
Interest charges	—	—	285	12,835	—	13,120
Segment EBITDA	$141,881	$97,951	$48,600	$42,127	$9,808	$340,367

	Nine Months Ended September 30, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$128,289	$172,493	$420,955	$95,003	$16,279	$833,019
Expense	2,199	76,457	363,021	73,734	6,001	521,412
Gross segment profit	126,090	96,036	57,934	21,269	10,278	311,607
Plus:
Depreciation/amortization	7,401	—	13,471	10,547	—	31,419
Interest charges	—	—	395	13,598	—	13,993
Segment EBITDA	$133,491	$96,036	$71,800	$45,414	$10,278	$357,019

Restaurant Data

The following table sets forth, for the three and nine months ended September 30, 2012 and 2011, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Data
Effective restaurants(a)
Franchise	1,871	1,766	1,861	1,757
Company	144	243	156	253
Total	2,015	2,009	2,017	2,010
System-wide(b)
Sales percentage change(c)	2.4%	(0.1)%	1.7%	2.6%
Domestic same-restaurant sales percentage change(d)	2.0%	(0.3)%	1.3%	2.3%
Franchise(b)(f)
Sales percentage change(c)	8.4%	(1.3)%	7.0%	1.8%
Domestic same-restaurant sales percentage change(d)	2.2%	(0.4)%	1.2%	2.5%
Average weekly domestic unit sales (in thousands)	$45.1	$44.2	$47.4	$47.0
Company (f)
Sales percentage change(c)	(42.2)%	1.4%	(36.7)%	1.0%
Same-restaurant sales percentage change(d)	0.5%	0.1%	2.7%	0.5%
Average weekly domestic unit sales (in thousands)	$39.3	$40.2	$42.5	$41.3

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)
IHOP Restaurant Data
Effective restaurants(a)
Franchise	1,377	1,347	1,375	1,339
Area license	165	163	165	163
Company	17	10	15	10
Total	1,559	1,520	1,555	1,512
System-wide(b)
Sales percentage change(c)	0.9%	2.6%	1.9%	1.7%
Domestic same-restaurant sales percentage change(d)	(2.0)%	(1.5)%	(1.3)%	(2.4)%
Franchise(b)
Sales percentage change(c)	0.4%	2.5%	1.6%	1.6%
Domestic same-restaurant sales percentage change(d)	(2.0)%	(1.5)%	(1.2)%	(2.4)%
Average weekly domestic unit sales (in thousands)	$33.8	$34.4	$34.2	$34.6

Company (e)	n/m	n/m	n/m	n/m

Area License(b)
Sales percentage change(c)	4.0%	4.4%	3.5%	2.5%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Applebee’s domestic franchise restaurant sales, IHOP franchise restaurant sales and IHOP area license restaurant sales for the three and nine months ended September 30, 2012 and 2011 were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,011.4	$932.6	$3,165.4	$2,957.2
IHOP franchise restaurant sales	$604.8	$602.7	$1,834.6	$1,805.5
IHOP area license restaurant sales	$57.3	$55.1	$178.1	$172.0

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)          Sales percentage changes and domestic same-restaurant sales percentage change for IHOP company-operated restaurants are not meaningful (“n/m”) because there are few such restaurants, consisting of a relatively small number  of restaurants in a single test market, along with a variable, small number of restaurants that are reacquired from franchisees from time-to-time and temporarily operated by the Company.

(f)            The sales percentage change for the three and nine months ended September 30, 2012 and 2011 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 115 company-operated restaurants in 2012 and 132 company-operated restaurants during 2011.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,018	2,012	2,019	2,010
New openings:
Franchise	5	4	14	12
Total new openings	5	4	14	12
Closings:
Franchise	(7)	(6)	(17)	(12)
Total closings	(7)	(6)	(17)	(12)
End of period	2,016	2,010	2,016	2,010
Summary - end of period:
Franchise	1,954	1,767	1,954	1,767
Company	62	243	62	243
Total	2,016	2,010	2,016	2,010

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,557	1,522	1,550	1,504
New openings:
Franchise	12	13	27	36
Area license	—	1	1	3
Total new openings	12	14	28	39
Closings:
Franchise	(4)	(4)	(11)	(7)
Area license	—	—	(2)	(4)
Total closings	(4)	(4)	(13)	(11)
End of period	1,565	1,532	1,565	1,532
Summary-end of period:
Franchise	1,383	1,356	1,383	1,356
Area license	165	163	165	163
Company	17	13	17	13
Total	1,565	1,532	1,565	1,532